UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices and zip code)

(205) 298-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders ("Annual Meeting") of the Company was held on May 8, 2015, in Birmingham, Alabama. There were 132,615,027 shares of common stock eligible to be voted at the Annual Meeting, and 120,314,065 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting. The following matters, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2015, were voted upon and approved by the Company’s shareholders at the Annual Meeting.

(1)	Proposal 1: Election of Directors.

Each of the individuals named below was elected to a three-year term expiring in 2018:

Director	For	Against	Abstentions	Broker Non-Votes
Thomas A. Fanning	111,548,641	575,359	233,428	7,956,637
J. Thomas Hill	111,503,082	648,842	205,504	7,956,637
Cynthia L. Hostetler	111,840,737	283,433	233,258	7,956,637
Richard T. O'Brien	110,114,457	1,940,249	302,722	7,956,637

Each of the individuals named below was elected to a one-year term expiring in 2016:

Director	For	Against	Abstentions	Broker Non-Votes
Elaine L. Chao	111,802,522	327,031	227,875	7,956,637
Donald B. Rice	111,284,638	840,561	232,229	7,956,637

(2)	Proposal 2: Advisory Vote on Executive Compensation (Say on Pay).

The non-binding proposal on executive compensation was approved with the following vote:

For	Against	Abstentions	Broker Non-Votes
109,966,406	1,955,074	435,948	7,956,637

(3)	Proposal 3: Ratification of appointment of independent registered public accounting firm.

This proposal was ratified with the following vote:

For	Against	Abstentions	Broker Non-Votes
119,316,162	779,159	218,744

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: May 12, 2015	By:	/s/ Michael R. Mills
Michael R. Mills
Sr. Vice President and General Counsel